EXHIBIT 10.1
AMENDMENT 2011-1
TO THE
CSS INDUSTRIES, INC.
2004 EQUITY COMPENSATION PLAN
WHEREAS, CSS Industries, Inc. (the “Company”) maintains the CSS Industries, Inc. 2004 Equity Compensation Plan (the “2004 Plan”) for the benefit of its eligible employees and officers;
WHEREAS, the 2004 Plan currently provides that 2,000,000 shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”) may be issued or transferred pursuant to grants under the 2004 Plan;
WHEREAS, in connection with the adoption of the CSS Industries, Inc. 2011 Stock Option Plan for Non-Employee Directors, the Company desires to reduce the number of shares of Common Stock authorized for issuance or transfer under the 2004 Plan by 500,000 shares of Common Stock, so that the total number of shares of Common Stock authorized for issuance or transfer will be 1,500,000 shares of Common Stock; and
WHEREAS, pursuant to Section 16(a) of the 2004 Plan, the Board of Directors of the Company (the “Board”) may amend the 2004 Plan at any time.
NOW, THEREFORE, in accordance with the foregoing, effective as of May 24, 2011, the 2004 Plan is hereby amended as follows:
1. Section 3(a) of the 2004 Plan is hereby amended, in its entirety, to read as follows:
“(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock, par value $0.10 per share, of the Company (“Company Stock”) that may be issued or transferred under the Plan is 1,500,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If, and to the extent, Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Restricted Stock Grants (including Restricted Stock Grants received upon the exercise of Options) or Stock Bonus Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan.”
2. In all respects not amended, the 2004 Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, to record the adoption of this Amendment 2011-1 to the 2004 Plan, the Board has caused the execution of this instrument on this 24th day of May, 2011.
CSS INDUSTRIES, INC.
By: /s/ William G. Kiesling
William G. Kiesling
Vice President — Legal and Human Resources
and General Counsel

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